PROMISSORY NOTE

U.S. $2,196,150 September 26, 2008

FOR VALUE RECEIVED, the undersigned, asola Advanced and Automotive Solar Systems GmbH, a German limited liability company (the "Borrower"), hereby promises to pay to the order of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Lender"), the principal amount of Two Million One Hundred Ninety Six Thousand One Hundred Fifty U.S. Dollars (US $2,196,150), together with interest thereon at a rate of six percent (6%) per year, payable in accordance with the terms of this Promissory Note ("Note").

Interest on the unpaid principal shall be due and payable on the first day of each month commencing on November 1, 2008. The entire unpaid principal plus any accrued but unpaid interest shall be due and payable on March 31, 2010 ("Maturity Date"), provided that, if prior to the Maturity Date the Borrower completes one or more capital raise transactions which in the aggregate result in the Borrower's receipt of more than Twenty Million Euro (EUR 20,000,000), then the Lender shall have the right to demand the repayment of all or part of the outstanding principal and accrued interest due under this Note.

Borrower shall use the proceeds from this loan solely for the purpose of paying Borrower's 1.5 million euro share of the 3.0 million euro second advance payment installment due under that certain Contract for the Delivery of Solar Cells, dated on or around November 1, 2007, between Borrower and ersol Solar Energy AG ("Permitted Use").

Borrower may repay all or part of the outstanding amount due under this Note at any time, without penalty. All payments on this Note shall be applied first to accrued interest on the unpaid principal balance of this Note and any excess shall be applied against the principal balance. The entire principal and any accrued interest (or such amount set forth in the Lender's demand) shall be immediately due and payable upon a "Default" (as hereinafter defined) by Borrower hereunder.

Borrower's obligations under this Note are guaranteed by ConSolTec GmbH ("Guarantor"), the majority shareholder of Borrower. ConSolTec's guaranty is secured by a pledge of all of shares of common stock in Quantum Solar Energy, Inc. now owned or hereafter acquired by ConSolTec. To the extent that any of the obligations due under this Note are paid or otherwise satisfied by the Guarantor, Borrower's obligations under this Note shall be reduced by the amount collected by the Lender from the Guarantor.

For purposes of this Note, the following events shall constitute a "Default": (a) Borrower fails to pay any interest and/or principal under this Note when due, (b) Borrower uses the proceeds from this loan for any purpose other than the Permitted Used, (c) Borrower becomes insolvent or unable to pay its debts as they become due, or (d) the filing by or against Borrower of bankruptcy, receivership, insolvency, arrangement, reorganization or similar proceeding.

Borrower further agrees to pay reasonable costs, expenses and attorneys' fees paid or incurred by Lender or any holder hereof, in collecting any and all amounts due under this Note.

No delay or omission on the part of Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  A waiver of a breach in any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.  Each and every right, remedy and power granted herein or allowed by law shall be cumulative and not exclusive of any other. The tender and acceptance of any partial payment or partial performance hereunder shall not constitute a waiver of any Default or of any of Lender's rights and remedies at law or in equity.

Any provision of this Note, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforcement of such provision in any other jurisdiction. This Note may be altered or amended in any of its provisions or terminated only by the mutual written agreement of the parties hereto. Time is of the essence with respect to each and every provision hereof.

THIS NOTE AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

The parties agree that the federal and state courts in iRVINE, california shall have exclusive personal jurisdiction (and are deemed to be a convenient forum for each party) as to resolution of any dispute hereunder and hereunder only; except that either party may enforce an order issued by any such court in other jurisdictions. BORROWER SPECIFICALLY DOES NOT SUBMIT ITSELF TO THE GENERAL JURISDICTION OF THE FEDERAL OR STATE COURTS IN THE STATE OF CALIFORNIA.

EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY MATTER ARISING HEREUNDER.

"LENDER"	"BORROWER"
Quantum Fuel Systems Technologies Worldwide, Inc.	Asola Advanced and Automotive Solar Systems GmbH

By: /s/ W. Brian Olson	By: /s/ Reinhard Wecker
W. Brian Olson	Reinhard Wecker
Its: CFO	Its: CEO

GUARANTY

FOR VALUE RECEIVED, the undersigned ("Guarantor"), hereby unconditionally guarantees the full and prompt payment of principal and accrued interest when due and all other obligations contained in the above Note ("Guaranteed Obligations"). The Guarantor accepts and agrees to be bound by all terms, conditions and waivers contained in the Note. The holder of the Note may extend the time of payment, release any collateral or party liable on the Note, or grant any indulgence to any party without releasing the liability of the undersigned guarantor. The holder need not proceed against Borrower or any other party or collateral prior to proceeding against the Guarantor, provided that, to the extent that the holder collects all or part of the Guaranteed Obligations from the Borrower, then Guarantor's liability under this Guaranty shall be reduced by the amount collected by the holder from the Borrower. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Guaranteed Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action other than irrevocable payment and performance in full of the Guaranteed Obligations. The obligations of the Guarantor hereunder shall be unconditional irrespective of (a) the genuineness, validity, regularity, or enforceability of the Guaranteed Obligations, (b) any modification, amendment or variation in or addition to the terms of the Note or any covenants in respect thereof or any security therefor, (c) any extension of time for performance or waiver of performance of any covenant of the Guarantor or any failure or omission to enforce any right or (d) any other circumstance which may or might in any manner constitute a legal or equitable discharge of a surety or guarantor, it being the intent hereof that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

The undersigned agrees to pay reasonable costs, expenses and attorney's fees incurred by the holder in enforcing the Note and this Guaranty.

"LENDER"	"GUARANTOR"
Quantum Fuel Systems Technologies Worldwide, Inc.	ConSolTec GmbH

By: /s/ W. Brian Olson	By: /s/ Reinhard Wecker
W. Brian Olson	Reinhard Wecker
Its: CFO	Its: CEO